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                                                                    EXHIBIT 23.2

                        INDEPENDENT ACCOUNTANT'S CONSENT


The Board of Directors
First National Bancorp:

We consent to the use of our report dated January 27, 1995, with respect to the consolidated balance sheets of FF Bancorp, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the Form 8-K of First National Bancorp dated November 21, 1995 incorporated in your Form S-4 relating to the acquisition of the Bank of Heard County by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report refers to a change in the method of accounting for income taxes in 1993 to adopt the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," and a change in the method of accounting for investment securities to adopt the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," at December 31, 1993.

                                              /s/ Hacker, Johnson, Cohen & Grieb

                                              HACKER, JOHNSON, COHEN & GRIEB

Tampa, Florida
December 28, 1995